Exhibit 99.1

November 9, 2016

Tetra Tech Reports Fourth Quarter and Fiscal 2016 Results

•                  Q4-16 Revenue of $729 million, up 26% year over year

•                  Backlog of $2.38 billion, up 25% year over year

•                  EPS $0.53; ongoing EPS $0.59, up 18% year over year

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended October 2, 2016.

Fourth Quarter Results

Revenue in the fourth quarter totaled $729 million, up 26% year over year.  For ongoing operations(1), revenue totaled $713 million, and revenue, net of subcontractor costs(2) (net revenue), was $526 million, up 27% and 25%, respectively, compared to the same period in fiscal 2015.  Operating income for the fourth quarter was $47 million, and on an ongoing basis totaled $52 million, up 14% compared to the previous year.  Earnings per share (EPS) were $0.53, and on an ongoing basis totaled $0.59, up 18% year over year.  Backlog of $2.38 billion was up 25% year over year.

Quarterly Dividend and Share Repurchase Program

On November 7, 2016, Tetra Tech’s Board of Directors declared a quarterly dividend of $0.09 per share payable on December 14, 2016 to stockholders of record as of December 1, 2016.  Additionally, the Board authorized a new program to repurchase up to $200 million of common stock, following the recently completed $200 million buyback program.

Fiscal Year Results

Revenue for the fiscal year totaled $2.58 billion, up 12% year over year.  For ongoing operations(1), revenue totaled $2.53 billion and net revenue was $1.91 billion, up 14% and 13%, respectively, from fiscal 2015. Operating income for the fiscal year was $136 million, and on an ongoing basis totaled $170 million, up 10% compared to the previous year.  EPS was $1.42, and on an ongoing basis totaled $1.88, up 17% year over year.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack commented, “Tetra Tech had a strong fiscal 2016 and finished the year with record-high fourth quarter revenue and income.  We continued our focus on leading with science and providing clients with differentiated high-end consulting and engineering services primarily in the water, environment and energy markets.  We completed the year with broad-based contract wins across our end markets, led by growth in U.S. federal, state and local, and international development.  This momentum drove our backlog to an all-time high, providing a strong foundation for growth in fiscal 2017.”

(1)  Refer to the Operating Results table for a reconciliation to GAAP.

(2)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release. The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2017 to be in the range of $0.44 to $0.48.  Net revenue for the first quarter is expected to range from $450 million to $475 million.  For fiscal 2017, Tetra Tech expects diluted EPS to be in the range of $2.00 to $2.20 and net revenue to range from $2.0 billion to $2.1 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter and fiscal year 2016 results through a link posted on the Company’s website at tetratech.com on November 10, 2016 at 8:00 a.m. (PT).

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Operating Results

In thousands (except EPS data)

	Three Months Ended			Fiscal Year Ended
	Oct. 2, 2016	Sep. 27, 2015	% Y/Y	Oct. 2, 2016	Sep. 27, 2015	% Y/Y

Revenue	$728,508	$578,394	26%	$2,583,469	$2,299,321	12%
RCM	(15,369)	(17,528)	—	(52,150)	(86,575)	—
Ongoing revenue	$713,139	$560,866	27%	$2,531,319	$2,212,746	14%

Net revenue	$530,850	$426,982	24%	$1,929,205	$1,718,715	12%
RCM	(4,730)	(4,829)	—	(17,267)	(23,275)	—
Ongoing net revenue	$526,120	$422,153	25%	$1,911,938	$1,695,440	13%

Operating income (loss)	$47,189	$(20,047)	NM	$135,855	$87,685	55%
Goodwill charge	—	60,763	—	—	60,763	—
Earn-out loss (gain)	—	—	—	2,823	(3,113)	—
Acq. & integration	2,632	—	—	19,548	—	—
RCM	2,144	5,009	—	11,834	8,614	—
Ongoing operating income	$51,965	$45,725	14%	$170,060	$153,949	10%

EPS	$0.53	$(0.53)	NM	$1.42	$0.64	122%
Goodwill charge	—	0.96	—	—	0.93	—
Earn-out loss (gain)	—	—	—	0.03	(0.04)	—
Acq. & integration	0.03	—	—	0.29	—	—
Coffey debt prepayment	—	—	—	0.03	—	—
Retroactive R&D tax	—	—	—	(0.03)	(0.02)	—
RCM	0.03	0.07	—	0.14	0.10	—
Ongoing EPS	$0.59	$0.50	18%	$1.88	$1.61	17%

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About Tetra Tech

Tetra Tech is a leading provider of consulting and engineering services.  For 50 years, the Company has supported commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With 16,000 staff worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements.  Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: worldwide political and economic uncertainties; fluctuations in annual revenue, expenses, and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental, or infrastructure industry laws, regulations, or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change.  Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	October 2, 2016	September 27, 2015

Assets
Current Assets:
Cash and cash equivalents	$160,459	$135,326
Accounts receivable - net	714,336	636,030
Prepaid expenses and other current assets	46,262	42,125
Income taxes receivable	10,816	10,294
Total current assets	931,873	823,775

Property and equipment - net	67,827	64,906
Investments in and advances to unconsolidated joint ventures	2,064	1,886
Goodwill	717,988	601,379
Intangible assets - net	48,962	40,332
Deferred income taxes	630	—
Other long-term assets	27,880	26,964
Total Assets	$1,797,224	$1,559,242

Liabilities and Equity
Current Liabilities:
Accounts payable	$158,773	$150,284
Accrued compensation	129,184	103,866
Billings in excess of costs on uncompleted contracts	88,223	93,989
Deferred income taxes	—	20,787
Current portion of long-term debt	15,510	11,904
Estimated contingent earn-out liabilities	4,296	609
Other current liabilities	85,100	69,003
Total current liabilities	481,086	450,442

Deferred income taxes	56,793	34,759
Long-term debt	331,501	180,972
Long-term estimated contingent earn-out liabilities	4,461	3,560
Other long-term liabilities	53,980	32,711

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at October 2, 2016, and September 27, 2015	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 57,042 and 59,381 shares at October 2, 2016, and September 27, 2015, respectively	570	594
Additional paid-in capital	260,340	326,593
Accumulated other comprehensive loss	(128,008)	(143,171)
Retained earnings	736,357	672,309
Tetra Tech stockholders’ equity	869,259	856,325
Noncontrolling interests	144	473
Total equity	869,403	856,798
Total Liabilities and equity	$1,797,224	$1,559,242

Tetra Tech, Inc.

Consolidated Statements of Operations

(unaudited - in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	October 2,	September 27,	October 2,	September 27,
	2016	2015	2016	2015

Revenue	$728,508	$578,394	$2,583,469	$2,299,321
Subcontractor costs	(197,658)	(151,412)	(654,264)	(580,606)
Other costs of revenue	(433,671)	(341,506)	(1,598,994)	(1,402,925)
Gross profit	97,179	85,476	330,211	315,790
Selling, general and administrative expenses	(47,358)	(44,760)	(171,985)	(170,456)
Acquisition and integration expenses	(2,632)	—	(19,548)	—
Contingent consideration - fair value adjustments	—	—	(2,823)	3,113
Impairment of goodwill and other intangible assets	—	(60,763)	—	(60,763)
Operating income (loss)	47,189	(20,047)	135,855	87,684
Interest expense - net	(2,888)	(1,743)	(11,389)	(7,363)
Income (loss) before income tax expense	44,301	(21,790)	124,466	80,321
Income tax expense	(13,117)	(9,890)	(40,613)	(41,093)
Net income (loss) including noncontrolling interests	31,184	(31,680)	83,853	39,228
Net income from noncontrolling interests	(79)	(44)	(70)	(154)
Net income (loss) attributable to Tetra Tech	$31,105	$(31,724)	$83,783	$39,074

Net income (loss) per share attributable to Tetra Tech:
Basic	$0.54	$(0.53)	$1.44	$0.64
Diluted	$0.53	$(0.53)	$1.42	$0.64

Weighted-average common shares outstanding:
Basic	57,309	59,963	58,186	60,913
Diluted	58,192	59,963	58,966	61,532

Cash dividends paid per share	$0.09	$0.08	$0.34	$0.30

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Fiscal Year Ended
	October 2,	September 27,
	2016	2015

Cash flows from operating activities:
Net income including noncontrolling interests	$83,853	$39,228

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	45,588	44,201
Equity in income of unconsolidated joint ventures	(1,652)	(5,131)
Distributions of earnings from unconsolidated joint ventures	2,796	5,252
Stock-based compensation	12,964	10,926
Excess tax benefits from stock-based compensation	(918)	(172)
Deferred income taxes	2,496	8,412
Provision for doubtful accounts	8,082	(1,034)
Fair value adjustments to contingent consideration	2,823	(3,113)
Gain on disposal of property and equipment	(537)	(6,014)
Lease termination costs and related asset impairment	2,946	342
Impairment of goodwill and other intangible assets	—	60,763

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	9,062	40,345
Prepaid expenses and other assets	3,720	12,970
Accounts payable	(3,002)	(26,901)
Accrued compensation	8,434	(7,676)
Billings in excess of costs on uncompleted contracts	(13,874)	(10,319)
Other liabilities	(19,321)	(7,143)
Income taxes receivable/payable	(1,440)	7,911
Net cash provided by operating activities	142,020	162,847

Cash flows from investing activities:
Capital expenditures	(11,945)	(24,296)
Payments for business acquisitions, net of cash acquired	(81,259)	(11,680)
Changes in restricted cash	(2,519)	4,530
Proceeds from sale of property and equipment	3,076	10,426
Investments in unconsolidated joint ventures	(1,368)	—
Net cash used in investing activities	(94,015)	(21,020)

Cash flows from financing activities:
Payments on long-term debt	(148,485)	(75,459)
Proceeds from borrowings	229,049	64,794
Payments of earn-out liabilities	(3,251)	(3,199)
Debt pre-payment costs	(1,935)	(1,457)
Excess tax benefits from stock-based compensation	918	172
Repurchases of common stock	(99,500)	(100,500)
Distributions paid to noncontrolling interests	(402)	(515)
Dividends paid	(19,735)	(18,240)
Net proceeds from issuance of common stock	17,953	10,825
Net cash used in financing activities	(25,388)	(123,579)

Effect of foreign exchange rate changes on cash	2,516	(5,301)
Net increase in cash and cash equivalents	25,133	12,947
Cash and cash equivalents at beginning of period	135,326	122,379

Cash and cash equivalents at end of period	$160,459	$135,326

Supplemental information:
Cash paid during the year for:
Interest	$12,575	$7,323
Income taxes, net of refunds of $3.2 million and $5.4 million	$35,273	$23,268